Exhibit 3.7

Microfilm Number		Filed with the Department of State on

Entity Number	753993

		Secretary of the Commonwealth
STATEMENT OF CORRECTION
DSCB:15-138 (Rev 90)
          In compliance with the requirements of 15 Pa.C.S. § 138 (relating to statement of correction) the undersigned association or other person, desiring to correct an inaccurate record of corporate or other action or correct defective or erroneous execution of a document, hereby states that:

1.	The name of the association or other person is: Human Factors Application, Inc.

2.	The (a) address of this association’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)		1966 Brooke Drive	Buckingham	PA	18912	Bucks

			Number and Street	City	State	Zip	County

	(b)	c/o:

			Name of Commercial Registered Office Provider				County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated or the preceding filing was made, in the case of a filing that does not constitute a part of the articles of incorporation of a corporation, is: Act of May 5, 1933

4.	The inaccuracy or defect, which appears in Department of State form BCL—204 filed on 6/10/82 and recorded in Roll and Film Number 82-29 1104 et seq., is: The name of the corporation is inaccurately stated as “Human Factors Application, Inc.”

5.	(Check one of the following):

☑	The portion of the document requiring correction in corrected form is set forth in Exhibit A attached hereto and made a part hereof.

☐	The original document to which this statement relates shall be deemed reexecuted.

☐	The original document to which this statement relates shall be deemed stricken from the records of the Department.
          IN TESTIMONY WHEREOF, the undersigned association or other person has caused this statement to be signed by a duly authorized officer thereof or otherwise in its name this 05th day of March, 1996.

Human Factors Application, Inc.
(Name)

BY:	/s/ Elizabeth H. Theisen

Elizabeth H. Theisen (Signature)

TITLE:	President

Exhibit A
The correct name of the Corporation is:
Human Factors Applications, Inc.